Exhibit 16.1

March 2, 2006

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

We have read the statements made by the Dominion Homes, Inc. Retirement Plan and Trust (copy attached), which we understand will be filed with the United States Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Plan’s Form 8-K report dated February 24, 2006. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP